Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of AML Communications Inc & Subsidiaries, of our report dated, June 22, 2007, on our audits of the consolidated financial statements of AML Communications Inc & Subsidiaries as of March 31, 2007 and the consolidated results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption “Experts”.

KABANI & COMPANY, INC.
Los Angeles, California

/s/ Kabani & Company, Inc.
May, 16, 2008